EXHIBIT 99.1

For Immediate Release
Thursday, April 27, 2006


For further information contact
John S. Cooper
President and Chief Executive Officer
Portec Rail Products, Inc.
(412) 782-6000, ext. 201

Press Release

Portec Rail Products, Inc. Reports 2006 First Quarter Operating Results (unaudited)

Pittsburgh, PA, - Thursday, April 27, 2006 - Portec Rail Products, Inc. (NASDAQ National Market -"PRPX") today announced unaudited net income of $1,033,000 or $0.11 per share on average basic and diluted shares outstanding of 9,601,779 for the three months ended March 31, 2006. This compares to unaudited net income of $1,005,000 or $0.10 per share on average basic and diluted shares outstanding of 9,601,779 for the three months ended March 31, 2005. Net sales for the first quarter of 2006 were $23.1 million compared to $20.8 million for the first quarter of 2005.

John S. Cooper, President and Chief Executive Officer said, "Our first quarter performance highlighted the strengths of operating multiple business units, which provides opportunities to draw support at various locations when we are affected by seasonality or order book timing at other areas. Our product mix in North America was heavily weighted to our lower margin track component business and our Salient Systems business has been historically weak in the first quarter. This situation, however, was significantly offset by a record performance at our United Kingdom operation which produced impressive results for both rail and material handling product lines. Additionally, our Railway Maintenance Products Division and our Canadian operations had strong friction management bookings and shipments in March. We worked diligently during the first quarter on the acquisition of Coronet Rail, Ltd. in the United Kingdom and announced the completion of the transaction on April 13, 2006. Coronet Rail is a leading supplier of insulated rail joints and they will add strength to our track component product lines. We enter the second quarter with a record backlog and the business outlook for our products remains strong in both North America and the United Kingdom."

Portec Rail Products, Inc., headquartered in Pittsburgh, Pennsylvania, manufactures, supplies and distributes a broad range of railroad products, including rail joints, rail anchors and spikes, railway friction management products, railway wayside data collection and data management systems and load securement systems. The Company's largest business unit, the Railway Maintenance Products Division, operates a manufacturing and assembly plant in Huntington, West Virginia, an engineering and assembly facility in Dublin, Ohio (Salient Systems), and is also headquartered in Pittsburgh. The Company also has two

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Canadian  subsidiaries,  one of  which is  headquartered  near  Montreal  with a manufacturing operation in St. Jean, Quebec and the other headquartered in Vancouver, British Columbia that is a technology and manufacturing facility (Kelsan Technologies). In addition, the Company sells load securement systems to the railroad freight car market through its Shipping Systems Division located near Chicago, Illinois. The Company manufactures railway products and material handling equipment in the United Kingdom with operations in Wrexham, Wales, Leicester, England and Stone, England. The Company also manufactures railway products at its newly-acquired location in Sheffield, England (Coronet Rail). Portec Rail Products, Inc.'s web site address is www.portecrail.com.

The foregoing information contains forward-looking statements. The Company cautions that such statements are subject to a number of uncertainties. The Company identifies below important factors that could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. In particular, the Company's future results could be affected by a variety of factors, such as customer demand for our products; competitive dynamics in the North American and worldwide railroad and railway supply industries; capital expenditures by the railway industry in North America and worldwide; the development and retention of sales representation and distribution agreements with third parties; fluctuations in the cost and availability of raw materials and supplies; currency rate fluctuations; and exposure to pension liabilities. Additional cautions regarding forward-looking statements are provided in the Company's Form 10-K for the year ended December 31, 2005 and Form 10-Q for the period ended September 30, 2005 under the heading "Cautionary Statement Relevant to Forward-looking Statements." The Company does not undertake, and specifically disclaims, any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.


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                           Portec Rail Products, Inc.
                        Consolidated Statements of Income
                 (In thousands, except share and per share data)

                                                              Three Months Ended
                                                                    March 31
                                                     ---------------------------------
                                                           2006            2005
                                                     ---------------------------------
                                                                (Unaudited)

    Net sales                                          $   23,115      $   20,821
    Cost of sales                                          16,276          14,299
                                                     ---------------------------------
    Gross profit                                            6,839           6,522

    Selling, general and administrative                     5,034           4,695
    Amortization expense                                      170             166
                                                     ---------------------------------
    Operating income                                        1,635           1,661

    Interest expense                                          209             263
    Other (income), net                                        (2)            (71)
                                                     ---------------------------------
    Income before income taxes                              1,428           1,469
    Provision for income taxes                                395             464
                                                     ---------------------------------

    Net income                                         $    1,033      $    1,005
                                                     =================================
    Earnings per share
        Basic and diluted                              $     0.11      $     0.10

    Average basic and diluted shares outstanding        9,601,779       9,601,779

         Consolidated Condensed Balance Sheets
         (In thousands)


                                                       March 31                           December 31
                                                         2006                                 2005
                                                   ------------------                   -----------------
                                                      (Unaudited)                           (Audited)

    Assets
    Current assets                                   $   42,091                           $   41,358
    Property, plant and equipment, net                   12,206                               12,173
    Other assets                                            360                                  318
    Goodwill and other intangibles, net                  34,841                               35,020
                                                   ------------------                   -----------------
        Total assets                                 $   89,498                           $   88,869
                                                   ==================                   =================

    Liabilities and Shareholders' Equity
    Current liabilities                              $   17,107                           $   15,943
    Other liabilities and long-term debt
       obligations                                       21,484                               22,478
    Shareholders' equity                                 50,907                               50,448
                                                   ------------------                   -----------------
        Total liabilities and shareholders'
         equity                                      $   89,498                           $   88,869
                                                   ==================                   =================